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Contact:


Joanne Hellebrand Rasch    Joseph Vukson                      Jean Marie Kantor
USinternetworking, Inc.    FitzGerald Communications          AT&T
(410) 897-4532             (617) 588-2258                     (908) 658-7556
joanne.rasch@usi.net       jvukson@fitzgerald.com             jeanmarie@att.com
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                                                                        Contacts

                                                                    EXHIBIT 99.1

                  USINTERNETWORKING AND AT&T ANNOUNCE STRATEGIC
                        ALLIANCE TO DELIVER ASP SERVICES

   MARKET LEADERS CAN NOW LEVERAGE STRENGTHS TO OFFER CUSTOMERS BEST-OF-BREED
                           SOLUTIONS AND CONNECTIVITY

ANNAPOLIS AND NEW YORK, FEBRUARY 18, 2000 - USinternetworking, Inc. (Nasdaq:USIX), a leading Application Service Provider (ASP), and AT&T (NYSE: T) today announced a strategic alliance to jointly market and deliver ASP services to "dotcoms," mid-market and high-growth companies.

Through the agreement, USi has been named the first "Platinum Member" of AT&T's recently announced Ecosystem for ASPs. Through the alliance, AT&T sales channels will refer to USi customers seeking to leverage USi's applications and services, expanding the sales channel for all USi's iMAP offerings.

Also, USi has named AT&T its "Preferred Data Network Services Provider," whereby AT&T becomes the recommended network provider to USi clients for Frame, ATM and IP connectivity requirements. USi will utilize AT&T's domestic and international frame, ATM, and IP services to connect and deliver functionality to USi clients. Additionally, USi has committed to leverage AT&T hosting services to expand USi's storage area network and content distribution offerings.

"We are committed to offering our clients the highest level of performance and quality," said Christopher R. McCleary, Chairman and Chief Executive Officer of USi. "To that end, it is essential that we partner with companies that have the same mission and offer best-of-breed networking capabilities. AT&T proved to be an excellent partner for our ASP services, given their status as the premier provider of Frame and ATM connectivity. AT&T's network services will be a core component of our open, standards based Global Services Platform, the USiGSPsm."

"The synergies between USi and AT&T create a compelling offer for a wide range of companies seeking to leverage their technology investment to gain competitive advantage," said Ken Sichau, President, AT&T Business Services Sales. "USi brings to customers expertise in providing software as a service, stellar time to market, aggressive Service Level Agreements and total accountability. These attributes, coupled with AT&T's leading network services, provide an end-to-end service package."

The program will launch immediately in Washington, D.C., Maryland and Northern Virginia. AT&T and USi plan to roll out this program to additional domestic markets throughout the year.

ABOUT AT&T
AT&T (WWW.ATT.COM) is among the world's premier voice and data communications company, serving more than 80 million customers, including consumers, businesses and government. With annual revenues of more than $53 billion and 151,000 employees, AT&T provides services to customers worldwide.

ABOUT USINTERNETWORKING, INC.
USinternetworking, Inc. (NASDAQ:USIX) is a leading Application Service Provider delivering enterprise software as a service. The company's iMAPsm portfolio of service offerings delivers the rich functionality of leading software from Ariba, BroadVision, Lawson, Microsoft, Niku, PeopleSoft, Sagent, and Siebel as



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a continuously supported, flat rate monthly service enabling enterprises to rapidly and cost effectively deploy modular eBusiness functionality with secure global Internet connectivity. For more information, visit WWW.USI.NET.

INTERNET MANAGED APPLICATION PROVIDER, IMAP, APPHOST AND PRIORITYPEERING ARE SERVICE MARKS OF USINTERNETWORKING, INC. ALL OTHER TRADEMARKS ARE THE PROPERTY OF THEIR RESPECTIVE OWNERS. USI STRATEGIC PARTNERS AND PROVIDERS ARE PUBLICLY TRADED ON NASDAQ UNDER THE SYMBOLS: ARBA, BVSN, CSCO, MSFT, PSFT, SEBL, SGNT.

Information in this release may involve expectations, beliefs, plans, intentions or strategies regarding the future. These forward-looking statements involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to USinternetworking, Inc. as of the date of the release, and we assume no obligation to update any such forward-looking statement. The statements in this release are not guarantees of future performance and actual results could differ materially from our current expectations. Numerous factors could cause or contribute to such differences. Some of the factors and risks associated with our business are discussed in the Company's registration statement on Form S-1 declared effective by the Securities and Exchange Commission ("SEC") on April 8, 1999, the Company's 10-Q filed with the SEC on November 15, 1999, and in our other reports filed from time to time with the SEC.

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